Exhibit 10.5

August 7, 2026

Ms. Shinyoung Park

[Address redacted]

Re: Amendment to Employment Agreement

Dear Ms. Park,

This letter (this "Amendment") serves as a further amendment to your Amended and Restated Executive Service Agreement, dated April 28, 2025, as amended by that certain letter agreement dated April 28, 2025 (the "Employment Agreement"). Any capitalized term not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Employment Agreement.

This Amendment sets forth the agreement among you, Magnachip Semiconductor Corporation (“Parent”) and Magnachip Semiconductor, Ltd. (together with Parent, the “Company”) regarding the reinstatement of your Annual Base Salary, as described below.

1. The Company has determined that it is appropriate to discontinue the temporary ten percent (10%) reduction of your Annual Base Salary from USD 360,000 (the “Original Base Salary”) to USD 324,000 (the “Reduced Base Salary”) implemented pursuant to the letter agreement dated April 28, 2025 and reinstate your Annual Base Salary notwithstanding the conditions set forth in the letter agreement dated April 28, 2025.

2. Accordingly, effective as of August 7, 2026, the temporary ten percent (10%) reduction of your Annual Base Salary from the Original Base Salary to Reduced Base Salary pursuant to the letter agreement dated April 28, 2025 shall cease, and your Annual Base Salary shall be reinstated to the Original Base Salary.

This Amendment and the Employment Agreement, as amended, contain the entire understanding among the parties on the subjects covered herein and supersede all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered herein. Except as expressly set forth in this Amendment, all other terms and conditions of the Employment Agreement, as amended, shall remain unchanged and in full force and effect.

Magnachip Semiconductor, 40F, Parc.1 Tower 2, 108, Yeoui-daero, Yeongdeungpo-gu, Seoul, Republic of Korea, 07335

Please indicate your agreement to the terms of this Amendment by signing and returning this letter to me by August 7, 2026.

Yours sincerely,

MAGNACHIP SEMICONDUCTOR CORPORATION

By: /s/ Chae Lee

Name: Chae Lee

Title: Chief Executive Officer

MAGNACHIP SEMICONDUCTOR, LTD.

By: /s/ Chae Lee

Name: Chae Lee

Title: Representative Director

I hereby confirm my receipt, understanding and agreement with the terms of this Amendment.

/s/ Shinyoung Park

Shinyoung Park